Exhibit 10.28
THIRTEENTH AMENDMENT TO THE
DYNEGY INC. RETIREMENT PLAN
WHEREAS, Dynegy Inc., a Delaware corporation (“Dynegy”), maintains the Dynegy Inc. Retirement Plan (the “Plan”) for the benefit of the eligible employees of certain participating companies;
WHEREAS, Dynegy and its delegates are authorized and empowered to amend the Plan pursuant to Section 15.1 of the Plan; and
WHEREAS, Dynegy desires to reflect vesting service credit for certain hired employees.
NOW, THEREFORE, BE IT RESOLVED that the Plan shall be, and hereby is, amended as follows, effective as provided below:
I.
Effective March 17, 2008, Section 1.1(50) of the Plan is amended by adding the following sentence immediately before the last sentence thereof:
“further provided, each individual who was employed by Accenture LLP on March 1, 2008 and who subsequently becomes employed by an Employer during the period of time beginning March 17, 2008 and ending on April 30, 2008, shall be credited with Service solely for purposes of determining such individual’s Vesting Service under paragraph D-10 of Appendix D to the Plan based upon his original date of hire with Accenture LLP.”
II.
Except as amended herein, the provisions of the Plan shall remain in full force and effect.
IN WITNESS WHEREOF, the undersigned has caused this Thirteenth Amendment to the Plan to be executed on the date indicated below, to be effective as provided above.

DYNEGY INC., a Delaware corporation

By:	/s/ Julius Cox
Title:	Chairman of the BPC
Date:	March 31, 2008